EXHIBIT 10.1

SUMMIT FINANCIAL GROUP, INC.

2009 OFFICER STOCK OPTION PLAN

WITNESSETH this 2009 OFFICER STOCK OPTION PLAN dated as of the 14th day of May, 2009, by SUMMIT FINANCIAL GROUP, INC. (“Corporation”), a West Virginia corporation:

1.             PURPOSE OF PLAN.  The purpose of this 2009 Officer Stock Option Plan (“Plan”) is to further the success of the Corporation and its subsidiaries by making stock of the Corporation available for purchase by officers of the Corporation or its subsidiaries through stock option grants.  The Plan provides an additional incentive to such officers to continue in the Corporation’s service and give them a greater interest as stockholders in the success of the Corporation.

2.             REFERENCE, CONSTRUCTION, AND DEFINITIONS.  Unless otherwise indicated, all references made in this Plan shall be to articles, sections and subsections of this Plan.  The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted, and applied by regulations, rulings, and cases.  The Plan is also designated so that options granted hereunder intended to comply with the requirements for “performance-based” compensation under Section 162(m) of the Code may comply with such requirements.  The creation and implementation of the Plan shall not diminish or prejudice other compensation plans or programs approved from time to time by the Board.  This Plan shall be construed in accordance with the laws of the state of West Virginia.  The headings and subheadings in this Plan have been inserted for convenience of reference only and are to be ignored in construction of the provision of this Plan.  In the construction of this Plan, the masculine shall include the feminine and singular the plural, wherever appropriate.  The following terms shall have the meanings set forth opposite such terms:

(a)        “Board” means the Board of Directors of the Corporation.

(b)        “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday on which the Corporation’s Common Stock is available for purchase or sale.

(c)        “Change of Control” means (a) a report is filed with the Securities and Exchange Commission (the “SEC”) on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any “person”, as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act, other than the company or any company employee benefit plan, is or has become a beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities; (b) the Company files a report or proxy statement with the SEC pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 6(e) of Schedule 14A thereunder that a Change of Control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; (c) the Company is merged or consolidated with another corporation and, as a result thereof, securities representing less than fifty percent (50%) of the combined voting power of the surviving or resulting corporation’s securities (or of the securities of a parent corporation in case of a merger in which the surviving or resulting corporation becomes a wholly owned subsidiary of the parent corporation) are owned in the aggregate by holders of the Company’s securities immediately prior to such merger or consolidation; (d) all or substantially all of the assets of the Company are sold in a single transaction or a series of related transactions to a single purchaser or a group of affiliated purchasers; or (e) during any period of twenty-four (24) consecutive months, individuals who were Directors of the Company at the beginning of such period cease to constitute at least a majority of the Company’s board unless the election, or nomination for election by the Company’s shareholders, of more than one-half of any new Directors of the Company was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of such twenty-four (24) month period, either actually or by prior operation of this clause (e).  A Change of Control shall not include any transaction described in the definition of Change of Control in connection with which the Corporation executes a letter of intent or similar agreement with another company within one year from the effective date of the Plan.  The date of a Change of Control shall be deemed to be the date of the earlier of the date of (i) consummation of the transaction involving the Change of Control, or (ii) the execution of a definitive agreement by the Corporation involving a transaction deemed to be a Change of Control

(d)        “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e)        “Committee” means the Committee of the Board appointed by the Board to administer the Plan as constituted from time to time in accordance with Section 4(a); provided, however, that if the Committee shall not be in existence, the term “Committee” shall mean the Board.

(f)        “Common Stock” means the common stock ($2.50 par value) of the Corporation.

(g)        “Corporation” means Summit Financial Group, Inc., a West Virginia banking corporation.

(h)        “Date of Grant” means the date on which an option is granted under the Plan.

(i)         “Effective Date” means the date on which the Plan is approved and adopted by the shareholders of the Corporation.

(j)        “Fair Market Value” means (i) if the Common Stock is listed on an established securities exchange, the value per share shall be based on the arithmetic mean of its closing prices reported on such exchange at the close of business for the last five (5) most recent Business Days on which the Common Stock traded prior to the date of grant; provided however, if the Common Stock did not trade for five (5) Business Days during the continuous thirty (30) day period immediately prior to the date of grant, then the Fair Market Value shall be the arithmetic mean of the closing prices reported on such exchange at the close of business for the Business Days on which the common stock traded during said thirty (30) day period or if the Common Stock did not trade during said thirty (30) day period, then the Fair Market Value shall equal the closing price reported on such exchange at the close of business on the last trading day before the date of the grant; (ii) if the Common Stock is not listed on any United States securities exchange but is traded on any formal over-the-counter quotation system which reports quotations from more than one broker or dealer in the United States, the value per share shall be based on the simple average of the closing prices reported on the last five (5) Business Days on which the Common Stock traded prior to the date of grant provided however, if the Common Stock did not trade for five (5) Business Days during a continuous thirty (30) day period immediately prior to the date of grant, then the Fair Market Value shall be the arithmetic mean of the closing prices reported on such exchange at the close of business for the Business Days on which the common stock traded during said thirty (30) day period or if the Common Stock did not trade during said thirty (30) day period, then the Fair Market Value shall equal the closing price reported on such exchange at the close of business on the last trading day before the date of the grant; or (iii) if the Common Stock is not readily tradable on an established securities exchange, the value per share shall be based on a reasonable valuation method that conforms to the requirements of Internal Revenue Code Section 409A.

 (k)       “Non Qualified Stock Option” means an Option which is not of the type described in Section 422(b) or 423(b) of the Code.

(l)         “Option” means an option to purchase a share or shares of the Corporation’s par value Common Stock.

(m)       “Option Agreement” means the written agreement to be entered into by the Corporation and the Participant, as provided in Section 6 hereof.

(n)        “Participant” means any officer of the Corporation or its subsidiaries designated by the Committee and approved by the Board to receive a stock option grant pursuant to this Plan.

(o)        “Plan” means this 2009 Officer Stock Option Plan.

(p)        “Qualified Stock Option” means an Option which is of the type described in Section 422(b) of the Code.

(q)        “Retirement” shall mean termination of employment by the Participant (i) at the age of 65 or more, or (ii) after twenty-five years of service with the Corporation.

(r)        “Term” means the period during which a particular Option may be exercised in accordance with Section 9(b) hereof.

(s)        “Vest” or “Vesting” means the date, event, or act prior to which an Option, in whole or in part, is not exercisable, and as a consequence of which the Option, in whole or in part, becomes exercisable for the first time.

3.             STOCK SUBJECT TO PLAN.  Subject to the provisions of Sections 6, 7, 8 and 9, there shall be reserved for issuance or transfer upon the exercise of Options to be granted from time to time under the Plan an aggregate of three hundred and fifty thousand (350,000) shares of Common Stock, which shares may be in whole or in part, as the Board shall from time to time determine, authorized and unissued shares of Common Stock, or issued shares of Common Stock which shall have been reacquired by the Corporation.  If any Option granted under the Plan shall expire, terminate, or be canceled for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purpose of the Plan.  The maximum aggregate number of shares that can be issued under the Plan through a Qualified Stock Option is one hundred thousand (100,000).

4.             ADMINISTRATION.

(a)        The Plan shall be administered by the Committee.  Actions by the Committee for purposes of this Plan shall be by not less than a majority of its members.  Any decision or determination reduced to writing and signed by all Committee members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.  The Committee shall report all action taken by it to the Board.

(b)        The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations, and interpretations of the Committee shall be final and binding on all Participants under this Plan.

(c)        The Board may authorize the Committee to administer the Plan.  In the event the Board elects to administer the Plan, the Board shall have the power and authority otherwise delegated to the Committee in the Plan documents and all acts performed by the Committee under the Plan shall be performed by the Board.

(d)        The Committee shall have authority in its discretion, but subject to the express provisions of the Plan:

(1)       to determine Participants to whom Option may be granted;

(2)       to determine the time or times when Option may be granted;

(3)       to determine the purchase price of the Common Stock covered by each Option grant (notwithstanding anything in this Plan to the contrary, no Options shall be granted with a option price of less than Fair Market Value);

(4)       to determine the number of shares of Common Stock to be subject to each Option;

(5)       to determine when an Option can be exercised and whether in whole or in installments as the result of a Vesting schedule triggered by the passage of time or the attainment of performance goals set by the Committee and approved by the Board;

(6)       to prescribe, amend, or rescind rules and regulations relating to the Plan;

(7)       to determine any other terms and provisions and any related amendments to the individual Option Agreements, which need not be identical for each Participant, including such terms and provisions and amendments as shall be required in the judgment of the Committee to conform to any change in any law or regulation applicable thereto, and with particular regard to any changes in or effect of the Code and the regulations thereunder; and

(8)       to make all other determinations deemed necessary or advisable for the administration of the Plan.

5.             PARTICIPATION.  Options may be granted to officers employed by the Corporation or its subsidiaries.  In determining the officers to whom Options may be granted and the number of shares to be covered by each grant, the Committee may take into account the nature of the services rendered by the respective officers, their present and potential contributions to the Corporation’s success, and such other factors as the Committee in its discretion shall deem relevant.  Non Qualified Stock Options may be granted to officers who currently hold Corporate stock or who hold or have held Options under this Plan.  Qualified Stock Options may be granted to key employees of the Corporation or its subsidiaries.  The term employees for purposes of participating in a Qualified Stock Option is defined pursuant to Code Section 3401(c) and the regulations issued thereunder and excludes independent contractors and directors of the Corporation in their capacity as such.  The term “ key employees” means employees of Summit or its subsidiaries who hold the office of vice president or higher.

6.             OPTION GRANTS AND LIMITS.

(a)           Nothing contained in this Plan or in any resolution adopted or to be adopted by the Board shall constitute the granting of any Option hereunder.  The granting of an Option pursuant to the Plan shall take place only when a written Option Agreement shall have been duly executed and delivered by or on behalf of the Corporation and the officer (or his or her duly authorized attorney-in-fact) in whom such Option is to be granted.

(b)           During the Participant’s lifetime, any Option granted under this Plan shall be exercisable only by the Participant or any legally appointed guardian or legal representative of the Participant, subject to the limitations of Code Section 422, and the Option shall not be transferable except, in case of the death of the Participant, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution, or other similar process.  In the event of (i) any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option, except as provided in this Plan, or (ii) the levy of any attachment, execution, or similar process upon the rights or interests conferred by the Option, the Corporation may terminate the Option by notice to the Participant and upon such notice the Option shall become null and void.

(c)           Each Option Agreement shall include a Vesting schedule describing the date, event, or act upon which an Option shall Vest, in whole or in part, with respect to all or a specified portion of the shares covered by such Option.  This condition shall not impose upon the Corporation any obligation to retain the Participant in its employ for any period.

(d)           Each Option granted pursuant to the Plan shall be evidenced by an Option Agreement between the Corporation and the Participant, in such form as the Committee shall from time to time approve, nonetheless each Option Agreement shall comply with and be subject to all of the terms and conditions in Sections 6, 7, 8, 9 and 10.

(e)           Options shall include Non Qualified Stock Options and Qualified Stock Options and each Option Agreement shall specifically state the number of shares of Common Stock to which the Option relates and what type of Option is being granted whether a Non Qualified Stock Option or Qualified Stock Option.

7.             QUALIFIED STOCK OPTIONS.  Notwithstanding any provision of this Plan to the contrary the following requirements must be met for the issuance and exercise of a Qualified Stock Option:

(a)            Stockholder Approval:  No Qualified Stock Options will be granted under this Plan unless stockholder approval of the Plan is secured within twelve (12) months prior to the adoption of the Plan or within the twelve (12) months following the adoption of the Plan.

(b)           Key Employees:  A Qualified Stock Option shall only be granted to a key employee of the Corporation or its subsidiaries.  The term employees for purposes of participating in a Qualified Stock Option is defined pursuant to Code Section 3401(c) and the regulations issued thereunder and excludes independent contractors and directors of the Corporation in their capacity as such.  The term key employees means employees of Summit or its subsidiaries who hold the office of vice president or higher.

(c)           Employment Requirement:  A Participant must be an employee of the corporation or its subsidiaries from the grant of a Qualified Stock Option until three (3) months prior to the exercise of the Qualified Stock Option.  If a Participant is terminated due to a permanent and total disability, said Participant must be an employee of the Corporation or its subsidiaries from the grant of a Qualified Stock Option until one (1) year prior to the exercise of the Qualified Stock Option.  An employment relationship will be treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed ninety (90) days, or, if longer, the Participant’s right to re-employment is guaranteed either by statute or by contract.

(d)           Ten Year Granting Limit:  Any Qualified Stock Option granted under this Plan must be granted within ten (10) years of the earlier of (i) the date the Plan is adopted or (ii) the date the Plan is approved by the stockholders.

(e)            Exercise Time Limit:  Any Qualified Stock Option granted under this Plan must be exercised prior to the expiration of (i) ten (10) years from the date the option is granted or (ii) five (5) years from the date the option is granted to an employee who owns at least ten percent (10%) of the Corporation.

(f)            10% Ownership Limit:  Any Participant at the time a Qualified Stock Option is granted cannot own stock having more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any subsidiary.  This ten percent (10%) stock ownership limit above does not apply if, at the time the Qualified Stock Option is granted:

(1)        the Qualified Stock Option price is at least one hundred and ten percent (110%) of the stock's Fair Market Value on the date of grant; and ,

(2)        the Qualified Stock Option, by its terms, is not exercisable more than five years after the date granted.

(g)           Aggregate $100,000 Limit:  A stock option will not be treated as a Qualified Stock Option if the aggregate Fair Market Value as of the date of grant of the stock options exceed one hundred thousand dollars ($100,000) when first exercisable.  Any Option grant which exceeds this aggregate limit will be considered a Non Qualified Stock Option.

(h)           Stock Holding Period:  Upon the transfer of stock to the Participant pursuant to the exercise of a Qualified Stock Option, the Participant shall not make a disposition of the share of stock so transferred before the later of the expiration of:

(1)        the two (2) year period from the date of grant of the Qualified Stock Option under which the stock was transferred; or

(2)        the one (1) year period from the date of transfer of the share of stock to the Participant.

If a Participant does not comply with the above stock holding period any such disposition will be considered a disqualifying disposition pursuant to Code Section 422 and 421 and the regulations issued thereunder.

The limitation in this Section 7(h) shall not be applicable if during the required holding period an insolvent Participant transfers stock acquired through the exercise of a Qualified Stock Option (i) to a trustee, receiver or other fiduciary, or (ii) for the benefit of creditors, in a bankruptcy or insolvency proceeding, subject to the limitations of Code Section 422.

(i)            Tandem Qualified Stock Options / Non Qualified Stock Options:  No tandem Qualified Stock Options / Non Qualified Stock Options will be issued under this Plan.  A tandem Qualified Stock Option / Non Qualified Stock Option would occur if both options were to be granted at the same time and where the exercise of one option affects the right to exercise the other option.

8.             OPTION PRICES.  The Option price to be paid by the Participants to the Corporation for each share purchased upon the exercise of the Option shall be not less than the Fair Market Value of the share on the date the Option is granted.  In no event may an Option be granted under the Plan if the Option price per share is less than the par value of a share.

9.             EXERCISE OF OPTIONS.

(a)           A Participant may exercise any Option granted under this Plan with respect to all or any part of the number of shares then exercisable under the terms of the written Option Agreement by giving the Committee written notice of intent to exercise.  The notice of exercise shall specify the number of shares to be purchased under the Option and the date of exercise.

(b)          Each Option granted under the Plan shall be exercisable only during a Term established by the Committee as set forth in the applicable Option Agreement.

(c)           Full payment of the option price for the shares purchased shall be made by the Participant on or before the exercise date specified in the notice of exercise.  Payment of the purchase price of any shares with respect to which the Option is being exercised shall be (i) cash, (ii) certified check to the order of the Corporation, or (iii) shares of Common Stock of the Corporation valued at the Fair Market Value on such Business Day as the Option or portion thereof is exercised.

(d)          The Corporation shall not be required to deliver certificates for such shares until full payment of the Option price has been made.  On or as soon as is practicable after the exercise date specified in the Participant’s notice and upon full payment of the Option price, the Corporation shall cause to be delivered to the Participant a certificate or certificates for the shares then being purchased (out of previously unissued Common Stock or reacquired Common Stock, as the Corporation may elect).  The exercise of the Option and the resulting obligation of the Corporation to deliver Common Stock shall, however, be subject to the condition that the listing, registration, or qualification of the Option or the shares upon any securities exchange or under any state or federal law, or the consent, or approval of any governmental regulatory body shall have been effected or obtained free of any conditions not acceptable to the Committee.

(e)           If the Participant fails to pay for any of the shares specified in such notice or fails to accept delivery of the shares, his or her right to purchase such shares may be terminated by the Corporation.  The date specified in the Participant’s notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the shares to be purchased upon such exercise shall have been received by such date.

(f)           The holder of an Option shall not have any of the rights of a stockholder with respect to the shares subject to the Option until such shares shall be issued or transferred to him or her upon the exercise of his or her Option.

10.           TERMINATION, DISABILITY, OR DEATH OF OPTION HOLDER.  The ability to exercise Options under this Plan shall be conditioned as follows:

(a)           Exercise During and After Employment.  Unless otherwise provided in the terms of an Option, an Option may be exercised by the Participant while he or she is an employee if it is vested and if he or she has maintained since the date of the grant of the Option continuous status as an employee.

                In the event of termination of the employment of a Participant by either the Participant or the Corporation to whom an Option has been granted under the Plan, other than a termination by reason of Retirement, permanent disability, or death (all as more fully described below), the Participant may (unless otherwise provided in his or her Option Agreement) exercise such Vested Options until the shorter of (i) the expiration of the stated term of the Option; (ii) in the case of Non Qualified Stock Options for a period of one (1) year from his or her termination date; or (iii) in the case of Qualified Stock Options for a period of ninety (90) days from the date of such termination.

(b)           Exercise Upon Retirement.  Unless otherwise provided in the terms of an Option, if a Participant’s continuous employment shall terminate by reason of his or her Retirement, at a retirement date authorized by the Committee, from the Corporation or its subsidiaries, a retired Participant shall be come one hundred percent (100%) Vested in any Option he or she has been granted under the Plan as of that date.  A Participant may exercise such Vested Options until the shorter of (i) the expiration of the stated term of the Option; (ii) in the case of Non Qualified Stock Options for a period of one (1) year from his or her retirement date; or (iii) in the case of Qualified Stock Options for a period of ninety (90) days from the date of such retirement.

(c)           Exercise Upon Permanent Disability.  Unless otherwise provided in the terms of an Option, if a Participant’s continuous employment shall terminate by reason of a permanent disability (as determined by the Participant establishing to the Committee his or her disability as defined in Code Section 22(e)(3) of the Code, as amended from time to time), then such Option of the disabled Participant may be exercised with respect to the number of shares covered by the Participant’s Option that were Vested immediately prior to that disability.  Such Option of the permanently disabled Participant may be exercised during the period the Option would have been exercisable if the permanently disabled Participant had not been permanently disabled and had remained in employment.  Notwithstanding the previous sentence, a Qualified Stock Option must be exercised within one (1) year after a Participant’s continuous employment is terminated by reason of a permanent disability, after the expiration of said one (1) year any unexercised Qualified Stock Options will become null and void.  Notwithstanding any provision in this subsection to the contrary, no extension to the Term of an Option shall be extended beyond the original Term of said Option.

(d)           Exercise Upon Death.  Unless otherwise provided in the terms of an Option, if a Participant’s continuous employment shall terminate by reason of his or her death, then to the extent that the Participant would have been entitled to exercise the Option immediately prior to his or her death, such Option of the deceased Participant may be exercised during the period the Option would have been exercisable if the deceased Participant had not died and had remained in employment, by the person or persons (including his or her estate) to whom his or her rights under such Option shall have passed by will or by laws of descent and distribution.  Notwithstanding the previous sentence, a Participant must be an employee of the Corporation or its subsidiaries (i) at the time of the Participant’s death or (ii) within three (3) months of the Participant’s death to entitle the person or persons (including his or her estate) to whom his or her rights under such Qualified Stock Option shall have passed by will or by laws of descent and distribution to exercise said Qualified Stock Option.  The stock holding requirement as provided in Section 7(h) is not applicable upon the death of a Participant.

11.           ADJUSTMENTS.

(a)           In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares or dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Committee in the number and kind of shares for which Options may be granted under the Plan.  In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that the proportionate interest of the holder of the Option shall, to the extent practicable, be maintained as before the occurrence of such event.  Such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the Option price per share.  All provided however, that all such adjustments made in respect of each Qualified Stock Option shall be accomplished so that such Qualified Stock Option shall continue to be an incentive stock option within the meaning of Code Section 422.  However, in no event shall this Subsection 11(a) be construed to permit a modification (including a replacement) of an Option if such modification either: (i) would result in accelerated recognition of income or imposition of additional tax under Code Section 409A; or (ii) would cause the Option subject to the modification (or cause a replacement Option) to be subject to Code Section 409A; and provided, further, that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Code Section 424(h).

(b)           In the event of a Change of Control, any Option under the Plan shall terminate as of a date to be fixed by the Committee, provided that not less than ninety (90) days’ written notice of the date so fixed shall be given to each Participant, and each such Participant shall have the right during such period to exercise any of his or her Options as to all or any part of the shares covered thereby including shares as to which such Options would not otherwise be exercisable by reason of any insufficient lapse of time.  Notwithstanding any provision in this Plan to the contrary, no extension of the Term of an Option shall be granted under any circumstances under this Plan; consequently if the prohibition on Term extensions and the expiration date of the original Term of an Option would cause the above required ninety (90) day written notice period to be violated, said notice period will be shortened appropriately to ensure that the original Term of any Option is not extended.

(c)           Adjustment and determinations under this Section 11 shall be made by the Committee, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding, and conclusive.

12.           CHANGE OF CONTROL.  Notwithstanding any other Plan provisions or grant term, in the event of a Change of Control, all Options granted hereunder shall become Vested and exercisable regardless of the number of years that have passed since the Date of Grant and regardless of any vesting provisions in the Option Agreements.  Notwithstanding any provision in this Section to the contrary, no extension to the Term of an Option shall be extended beyond the original Term of said Option.

13.           AMENDMENT AND TERMINATION.  Unless the Plan shall theretofore have been terminated as hereinafter provided, no Option shall be granted thereunder after the tenth (10th) anniversary of the Effective Date.  All other Plan provisions shall remain in effect with respect to Options granted prior to the tenth (10th) anniversary of the Effective Date.  The Board may terminate the Plan or make such modifications or amendments thereof as it shall deem advisable, or to conform to any change in any law or regulation applicable thereto, including without limitation (a) increasing the maximum number of shares to which Options may be granted under the Plan, subject to shareholder approval and the limitations applicable to issuance of Qualified Stock Options or Non Qualified Stock Options; (b) changing the class of employees eligible to be granted Non Qualified Stock Options, subject to shareholder approval and the limitations applicable to issuance of Qualified Stock Options or Non Qualified Stock Options; (c) increasing the periods during which Non Qualified Stock Options may be granted, subject to the limitations applicable to issuance of Qualified Stock Options or Non Qualified Stock Options; or (d) providing for the administration of the Plan in a manner which may avoid, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affecting the rights of such Participant under such grant.  All provided that (i) no such amendment or modification shall be effective if it would cause this Plan to violate Code Sections 409A and 422 and the regulations and guidance thereunder and consequently cause this Plan to be subject to 409A or cause any Qualified Stock Option issued hereunder to be treated as a Non Qualified Stock Option.

14.           RESTRICTIONS ON ISSUING SHARES.  The transfer of a share of Common Stock upon the exercise of each Option shall be subject to the condition that if at any time the Corporation shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration or qualification of any shares otherwise deliverable upon any securities exchange or under any state or federal law, or that the consent or approval of such regulatory body, is necessary or desirable as a condition, of, or in connection with, such transfer of shares pursuant thereto, then in any such event, such transfer shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained under conditions acceptable to the Corporation.

15.           USE OF PROCEEDS.  The proceeds received from the sale of Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the Corporation’s general funds and used for general corporate purposes.

16.           INDEMNIFICATION OF COMMITTEE.  In addition to such other rights of indemnification as they may have as members of the Board or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may a be party by reason of any action taken or failure to act under or in connection with the Plan, or any Option and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of bad faith.  Upon the institution of any such action, suit, or proceeding, a Committee member shall notify the Corporation in writing, giving an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle it on his or her own behalf.

17.           EFFECTIVENESS OF THE PLAN.  The Plan shall become effective as of the Effective Date.

18.           MISCELLANEOUS.

(a)           Employment Not Affected.  Neither the granting of an Option nor its exercise shall be construed as granting to the Participant any right with respect to continuance of his or her employment with the Corporation or its subsidiaries.  Except as may otherwise be limited by a written agreement between the Corporation or its subsidiaries and the Participant, the right of the Corporation or its subsidiaries to terminate at will the Participant’s employment with it at any time (whether by dismissal, discharge, retirement, or otherwise) is specifically reserved by the Corporation or its subsidiaries as the employer or on behalf of the employer (whichever the case may be) and acknowledged by the Participant.

(b)           Binding on Successors and Assigns.  This Plan shall be binding on the Corporation, its successors and assigns.

(c)           Notice.  Any notice to the Corporation provided for in this instrument shall be addressed to it in care of its President at its principal office in West Virginia, and any notice to the

                Participant shall be addressed to the Participant at the current address shown on the payroll records of the Corporation.  Any notice shall be deemed to be duly given if and when properly addressed and posed by registered or certified mail, postage prepaid.

(d)           Construction.  If any provision of the Plan or any Option Agreement is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan or Option Agreement, but shall be fully severable, and the Plan or Option Agreement shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.  For all purposes of the Plan, where the context permits, the singular shall include the plural, and the plural shall include the singular.  Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan.  The laws of the State of West Virginia shall govern, control and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions.

19.            INTERPRETATION.

(a)          The terms of this Plan concerning the issue of Qualified Stock Options are subject to all present and future regulations and rulings of the Secretary of the Treasury or his or her delegate relating to the qualification of incentive stock options under Code Section 422.  If any provision of the Plan applicable to Qualified Stock Options conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect and such regulation or ruling shall be deemed to be a part of this Plan as if originally a part hereof.

(b)          The terms of this Plan concerning the issue of Non-qualified Stock Options are subject to all present and future regulations and rulings of the Secretary of the Treasury or his or her delegate relating thereto, including without limitation, the provisions of § 409A of the Code.  If any provision of the Plan applicable to Non-qualified Stock Options conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect and such regulation or ruling shall be deemed to be a part of this Plan as if originally a part hereof.

                                        SUMMIT FINANCIAL GROUP, INC.

                                         By: /s/ H. Charles Maddy, III
                                              H. Charles Maddy, III
                                                  President

Attest:  /s/ Teresa Ely
       Teresa Ely
Title:     Assistant Secretary